EXHIBIT 99.1
								------------

                           CADIZ INC.


FOR IMMEDIATE RELEASE:
----------------------
January 16, 2002

CONTACTS:
---------
For U.S.:
Cynthia A Coulter             Cadiz          T: +310 899 4727
ccoulter@cadizinc.com

Steve Lipin/Wendel Carson     Brunswick      T: +212 333 3810
cadiz@brunswickgroup.com

For Middle East:
Amjed Shacker            	KADCO     T: +966-1-488-1111, ext. 1151
                              	    Mobile: +966-5-544-2066



 CADIZ ANNOUNCES PROPOSED COMBINATION OF SUN WORLD WITH KINGDOM
            AGRICULTURAL DEVELOPMENT COMPANY (KADCO)

      COMBINATION WILL BROADEN GLOBAL AGRICULTURAL BUSINESS

Santa Monica, CA -- Cadiz Inc. (Nasdaq: CLCI), a water development and agricultural resources concern, today announced that it has reached an agreement in principle with Kingdom Agricultural Development Company (KADCO), a private Egyptian company controlled by HRH Prince Alwaleed Bin Talal Bin Abdul Aziz Alsaud, to combine the businesses of Sun World International, Inc. (Sun World), the wholly owned agricultural subsidiary of Cadiz, and KADCO.

Following the proposed combination, KADCO's shareholders will have a 49.75% interest in the combined business, while Cadiz will retain an ownership interest of 50.25%. KADCO owns, and is currently engaged in, the development of approximately 100,000 acres of land and associated water resources forming part of the Tushka Project in Southern Egypt, and prior to the proposed combination, expects to have cash resources of approximately $85 million. Sun World has extensive farming and packing operations in southern and central California, and is engaged in the development and marketing of proprietary varieties of fresh produce internationally.

The proposed combination is expected to consolidate and strengthen the existing Sun World-KADCO relationship, which was first established in 1999 when Sun World was selected as exclusive manager for the development of KADCO's Egyptian agricultural project. The combined company will benefit from the amalgamation of Sun World's proprietary product development and licensing program and farming and water infrastructure development expertise with KADCO's significant land and water resource holdings in Egypt, and is expected to enhance the global expansion of the Sun World brand.

The parties intend to utilize the cash resources of the combined business both to recapitalize Sun World and to provide for future business expansion. The agreement in principle signed by the parties contemplates an opportunity for additional equity investment in the combined business by the KADCO shareholders or third parties, with Cadiz retaining the right to maintain its percentage ownership through a pro rata matching investment. The parties contemplate that additional investment will help position the combined business for its eventual transformation into a publicly traded company.

The management of Sun World will continue to manage the combined business with Keith Brackpool, chairman and chief executive officer of Cadiz, as chairman, and Timothy Shaheen as chief executive officer. The board of the combined business will consist of seven board members, four of whom will initially be nominated by Cadiz and three of whom will initially be nominated by the shareholders of KADCO.

"HRH Prince Alwaleed has provided the vision and the driving force behind the Tushka Project which, when combined with Sun World, we believe will be of great value to our stockholders, employees and global consumers," said Mr. Brackpool, who founded Cadiz in 1983. "We are extremely pleased to have an investor of world-wide reputation recognize the value of our company and invest in our ongoing working relationship. The transaction also maximizes the value of Sun World to Cadiz stockholders and allows for further growth opportunities."

"This merger with Sun World will bring together the technical and proprietary capabilities of an established agricultural and water development company with the potential of a vast and promising agricultural region. The combination of Kingdom Agricultural Development Company and Sun World will go a long way in fulfilling our objective of creating an important export source for a variety of agricultural products. Furthermore, this transaction will bring about a sustained and positive improvement in the South Valley region of Egypt, and will result in a business that is well-positioned for further international growth," commented Prince Alwaleed.

"This is an exciting opportunity for our company and our employees to significantly expand our international reach with development in Egypt and to accelerate our proprietary product development strategy," said Tim Shaheen, chief executive officer of Sun World. "The new Sun World will be a leader in the global agricultural business in order to meet the increased demand for fruit with optimum quality, consistency and flavor."

Lazard Freres & Co. LLC is acting investment banker to Cadiz in connection with this transaction.

The proposed combination is subject to the negotiation and execution of definitive agreements and a number of other important conditions, including, among others, procurement of governmental, third-party and lender approvals or consents, as necessary, completion of confirmatory due diligence by both parties and KADCO's completion of additional equity financing. It is anticipated that the combination will be consummated by April 30, 2002. However, there can be no assurance that definitive agreements will be reached or that the combination will be consummated.

Cadiz management will discuss the proposed combination today at 8:00 a.m. Pacific Standard Time/11 a.m. Eastern Standard Time. To hear a live web cast of the conference call, please visit the Company's web site at WWW.CADIZINC.COM and click on "Investor Relations." The call will be archived on the Company's web site for one week.

ABOUT CADIZ

Founded in 1983, Cadiz is a publicly held water development and agricultural resources company. With its subsidiary, Sun World International, Inc., Cadiz is one of the largest vertically integrated agricultural companies in California. The company owns significant landholdings with substantial water resources throughout California. Further information on the company can be obtained by visiting its corporate web site at WWW.CADIZINC.COM.

ABOUT HRH PRINCE ALWALEED BIN TALAL BIN ABDULAZIZ ALSAUD

HRH Prince Alwaleed Bin Talal and trusts for his benefit hold major business investments in Citigroup, Apple Computer Inc., Motorola, AOL Time Warner, Saks Inc., EuroDisney and Walt Disney Company, the Teledesic satellite venture, Four Seasons Hotels Inc., the George V Hotel in Paris, Fairmont Hotels, Movenpick Hotels and Resorts, the Plaza Hotel in New York, the Canary Wharf real estate development in London, News Corp., KirchMedia and KirchPay TV, Mediaset, Arab Radio & Television and other international businesses.

ABOUT SUN WORLD

Sun World develops, grows and markets an extensive collection of fresh produce internationally and has extensive farming and packing operations in southern and central California. Sun World has developed a sophisticated research and development program to create a portfolio of proprietary product with improved consumer characteristics.

ABOUT KADCO

KADCO was formed by HRH Prince Alwaleed to develop up to 100,000 acres of agricultural land in southern Egypt, naming it the Tushka Project. The Tushka Project is a cornerstone in the Egyptian government's multi-billion dollar South Valley Project, an immense infrastructure plan designed to irrigate more than 500,000 acres of desert land to foster urban and agricultural development. The South Valley Project involves the construction of a 43-mile (70 km) canal that diverts water from Egypt's Lake Nasser, the reservoir formed on the Nile River by the Aswan High Dam, to four separate parcels of land -- the first being the Tushka site.

This release contains forward-looking statements that are subject to significant risks and uncertainties, including statements related to the possible transaction involving Sun World referenced herein. Forward-looking statements are not a guarantee of future performance, and actual results of development may differ materially from expectations. Although Cadiz believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Factors that could cause actual results or events to differ materially from those reflected in Cadiz' forward-looking statements include the negotiation of definitive agreements regarding the proposed combination and satisfaction of the conditions to closing of the combination described above, and other factors and considerations detailed in Cadiz' Securities and Exchange Commission filings.

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